EXHIBIT 10.13


SECOND AMENDMENT TO AMENDED AND RESTATED
CONSIGNMENT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT is made as of the 1st day of December , 1993, by and between

     FLEET PRECIOUS METALS INC., a Rhode Island corporation
("Consignor"); and

     TOWN & COUNTRY CORPORATION,  a Massachusetts  corporation  ("T&C"),  TOWN &
COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour") and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "Buyer").

W I T N E S S E T H T H A T:

     WHEREAS, Consignor and Buyer are parties to a certain Amended and Restated Consignment Agreement dated as of May 14, 1993, as heretofore amended by a certain First Amendment to Amended and Restated Consignment Agreement dated as of October 20, 1993 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 12(k) of the Agreement is hereby amended to read in its entirety as follows:

          "(k) Consign or deliver on memo or any similar arrangement Precious Metal to its customers which, in the aggregate, at any one time exceeds (i) during the period October 1, 1993, through February 28, 1994, twenty-three thousand five hundred (23,500) troy ounces of Precious Metal, and (ii) at all other times, twenty thousand (20,000) troy ounces of Precious Metal (for the purposes of this subsection (k), Balfour sales representatives' sample lines will be treated as consignments to customers); ...."

     2. To induce Consignor to enter into this Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenant set forth in the Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term "this Agreement" shall be amended to refer to "this Amendment".

     3. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

     4. Buyer hereby covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including the reasonable fees and disbursements of its counsel) in connection with the preparation and implementation of this Amendment.

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                   FLEET PRECIOUS METALS INC.


                                   By:__/s/ Anthony J. Capuano__
                                      Title:  Vice President


                                   By:__/s/ _______ _______   __
                                      Title:  Vice President


L.G. BALFOUR COMPANY, INC.         TOWN & COUNTRY CORPORATION

By:__/s/ Francis X. Correra__      By:__/s/ Francis X. Correra__
   Title:  Exec. V.P. &               Title:  Sr. Vice President
           Treasurer & Dir.                   & CFO


GOLD LANCE, INC.                   TOWN & COUNTRY FINE JEWELRY
                                  GROUP, INC.

By:__/s/ Francis X. Correra__      By:__/s/ Francis X. Correra__
   Title:  Treasurer                  Title:  V.P. Finance
           & Director


WPPAJC-2459